Exhibit 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS
We, George R. Oliver and Brian J. Stief, of Johnson Controls International plc, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (Periodic Report) to which this statement is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2.	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Johnson Controls International plc.

Date: May 3, 2019

/s/ George R. Oliver
George R. Oliver Chairman and Chief Executive Officer

/s/ Brian J. Stief
Brian J. Stief Executive Vice President and Chief Financial Officer